Exhibit 5.1

31 August 2026

Zhibao Technology Inc. c/o Vistra (Cayman) Limited Grand Pavilion, Hibiscus Way Seven Mile Beach Grand Cayman, Cayman Islands	D +1 345 815 1866
E natalie.bell@ogier.com

Reference: 505281.00004

August 31, 2026

Zhibao Technology Inc. (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to the registration for re-sale of:

(a)	395,678,152 Class A ordinary shares of par value of US$0.0001 each (the Base Shares);

(b)	18,597,557 Class A ordinary shares of par value of US$0.0001 each (the Management Shares and, together with the Base Shares, the Resale Shares) that may be issued pursuant to the Zhibao Technology Inc. 2026 Equity Incentive Plan (the Incentive Plan); and

(b)	up to 395,678,152 Class A ordinary shares of par value of US$0.0001 each that may be issuable upon exercise of warrants (the Warrants) to purchase Class A ordinary shares of par value of US$0.0001 each (the Warrant Shares and, together with the Resale Shares, the Shares).

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 305 513 5888 ogier.com	A list of Partners may be inspected on our website

Zhibao Technology Inc.

August 31, 2026

1	Documents examined

For the purposes of giving this opinion, we have examined copies of the documents listed in Part B of Schedule 1 (the Documents). In addition, we have examined the corporate and other documents and conducted the searches listed in Part A of Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	The Company has all requisite power under its Memorandum and Articles of Association to execute and deliver the Documents.

(c)	The Company has all requisite power under its Memorandum and Articles of Association, subject, in the case of the Management Shares and the Warrant Shares, to the shareholders of the Company passing an ordinary resolution (being a resolution of a general meeting passed by a simple majority of the members who (being entitled to do so) vote in person or by proxy at that meeting) approving an increase to the authorised share capital of the Company by at least an additional 414,275,709 Class A ordinary shares of par value of US$0.0001 each, to issue the Shares and to perform its obligations, and exercise its rights, under the Documents.

Corporate authorisation

(d)	The Company has taken all requisite corporate action to authorise:

(i)	the execution and delivery of the Documents; and

Zhibao Technology Inc.

August 31, 2026

(ii)	subject, in the case of the Management Shares and the Warrant Shares, to the shareholders of the Company passing an ordinary resolution (being a resolution of a general meeting passed by a simple majority of the members who (being entitled to do so) vote in person or by proxy at that meeting) approving an increase to the authorised share capital of the Company by at least an additional 414,275,709 Class A ordinary shares of par value of US$0.0001 each, the issuance of the Shares the performance of its obligations, and the exercise of its rights, under such documents.

Base Shares

(e)	The Base Shares have been validly issued and are fully paid and non-assessable.

Management Shares

(a)	The Management Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Management Shares upon conversion, exchange, redemption, repurchase or exercise of any Award (as defined in the Incentive Plan), shall be validly issued, fully paid and non-assessable when:

(i)	the Company has sufficient authorised share capital;

(ii)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve:

(A)	the form, terms, execution and delivery of the relevant Award Agreements (as defined in the Incentive Plan);

(B)	the allotment and issuance of the Management Shares (including the issuance of the Management Shares upon the conversion or exercise of any Award) in accordance with the Incentive Plan and the relevant Award Agreements (together, the Incentive Documents); and

(C)	all related matters;

(iii)	the provisions of the relevant Incentive Documents have been satisfied and payment of the consideration specified therein has been made;

(iv)	if the Management Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any Award, the terms of such Award, as approved by the Board, have been satisfied and payment of the consideration specified thereby has been made; and

(v)	the Management Shares have been entered on the register of members of the Company as fully paid.

Warrant Shares

(g)	The Warrant Shares to be issued by the Company as contemplated by the Documents, when issued by the Company upon:

(i)	the Company having sufficient authorised share capital;

(ii)	the Warrants having been exercised in accordance with the Documents;

(iii)	payment in full of the consideration as set out in the Documents and in accordance with the terms set out in the Documents and in accordance with the Memorandum and Articles of Association; and

(iv)	the entry of those Warrant Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

Zhibao Technology Inc.

August 31, 2026

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than, to the extent expressly provided herein, the Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier (Cayman) LLP

Zhibao Technology Inc.

August 31, 2026

Schedule 1

Part A - Corporate and other documents

1	The Certificate of Incorporation of the Company (the Certificate of Incorporation) dated 11 January 2023 issued by the Registrar of Companies in the Cayman Islands (the Registrar).

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution of the shareholders of the Company passed on 29 March 2024 (the Memorandum and Articles of Association).

3	A Certificate of Good Standing dated 31 July 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

4	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the board of directors of the Company passed on 16 February 2026, 31 July 2026, 5 August 2026, 16 August 2026, [●] 2026 and [●] 2026 (the Resolutions).

5	The Register of Writs and Other Originating Process maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on [28 August] 2026 (the Register of Writs).

Part B

The Documents

6	The securities purchase agreement (the Securities Purchase Agreement) dated 31 July 2026 between the Company and the Investors.

7	The amendment agreement dated 17 August 2026 between the Company and the Investors amending the Securities Purchase Agreement.

8	The form of Warrant.

9	The conversion notice dated 4 August 2026 delivered by Shanghai Xinhui Investment Consulting Co., Ltd. to the Company irrevocably electing to convert 3,661,122 Class B ordinary shares of par value of US$0.0001 each into 3,661,122 Class A ordinary shares of par value of US$0.0001 each.

10	The conversion notice dated 4 August 2026 delivered by Shenbao Limited Partnership to the Company irrevocably electing to convert 4,222,959 Class B ordinary shares of par value of US$0.0001 each into 4,222,959 Class A ordinary shares of par value of US$0.0001 each.

11	The conversion notice dated 4 August 2026 delivered by Mavy Holdings Limited to the Company irrevocably electing to convert 8,932,611 Class B ordinary shares of par value of US$0.0001 each into 8,932,611 Class A ordinary shares of par value of US$0.0001 each.

12	The Registration Statement.

13.	The Incentive Plan

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August 31, 2026

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents and counterparts of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

6	There will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Warrant Shares are issued.

7	There is nothing in any law (other than the laws of the Cayman Islands) that would or might affect the opinions herein.

Status, authorisation and execution

8	Each of the parties to the Documents other than the Company shall be duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

9	Any individuals who are parties to a Document, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Document, sign such documents and give such information.

10	Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws.

11	In authorising the execution and delivery of the Documents by the Company, the issue and allotment of the Shares, and the exercise of its rights and performance of its obligations under the Documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

Zhibao Technology Inc.

August 31, 2026

Enforceability

12	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

Resale Shares

13	The Company issued all of the Resale Shares in accordance with the terms of the Documents and its Memorandum and Articles of Association.

14	The Company received consideration for the full issue price of the Resale Shares which was equal to or greater than the par value of the Resale Shares.

15	The Company had sufficient authorised share capital to effect the issue of the Resale Shares at the time of issuance.

16	The Company's register of members has been updated to reflect the issuance of all of the Resale Shares in accordance with the Companies Act (Revised) of the Cayman Islands and the Memorandum and Articles of Association.

17	There are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

Warrant Shares

18	The Warrant Shares to be issued shall be issued at an issue price which is equal to or greater than the par value thereof.

Register of Writs

19	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

Zhibao Technology Inc.

August 31, 2026

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act (Revised) of the Cayman Islands (Companies Act) annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited Liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.